Exhibit 4.6
ARCHER-DANIELS-MIDLAND COMPANY
and
THE BANK OF NEW YORK,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of June 3, 2008
     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 2008 (the “First Supplemental Indenture”), between Archer-Daniels-Midland Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of September 20, 2006 between the Company and the Trustee, governing the issuance of debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by the First Supplemental Indenture, shall be referred to herein as the “Indenture.”
RECITALS
     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;
     WHEREAS, clause (7) of Section 901 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture;
     WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.70% Debentures due 2041 (the “Debentures”), the form and terms of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Debentures.
     Section 1.02 Definition of Terms. For all purposes of this First Supplemental Indenture:
          (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

          (b) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;
          (c) a term not defined herein or in the Base Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement.
          (d) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;
          (e) the singular includes the plural and vice versa;
          (f) headings are for convenience of reference only and do not affect interpretation;
          (g) the following terms have the meanings given to them in this Section 1.02(g):
     “Accounting Event” means the receipt by the audit committee of the Company’s board of directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from the Company’s independent registered public accounting firm, provided at the request of management, to the effect that, as a result of a change in accounting rules, or interpretations thereof, after the date of original issuance of the Debentures, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the Purchase Contracts with changes appearing in the Company’s income statement) or (b) account for the Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Debentures.
     “Applicable Ownership Interest in Debentures” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Applicable Principal Amount” means the aggregate principal amount of the Debentures underlying the Applicable Ownership Interest in Debentures that are components of the Corporate Units on the Special Event Redemption Date.
     “Applicable Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Beneficial Owner” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Cash Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Account” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Collateral Substitution” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Corporate Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Coupon Rate” has the meaning set forth in Section 2.05(a).
     “Custodial Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as depositary for the Global Debentures as contemplated by Section 2.04.
     “Depositary Participant” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.

     “Failed Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Optional Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Failed Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Final Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Fundamental Change Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Global Debenture” has the meaning set forth in Section 2.04.
     “Interest Payment Date” means a Quarterly Interest Payment Date or a Semiannual Interest Payment Date, as applicable.
     “Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date on which interest was paid or duly provided for (or if none, the date hereof) to, but excluding, such Interest Payment Date.
     “Maturity Date” has the meaning set forth in Section 2.02.
     “Optional Redemption” means the redemption of the Debentures pursuant to the terms of Section 3.02.
     “Optional Redemption Date” has the meaning set forth in Section 3.02.
     “Optional Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Optional Remarketing Period” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Pledged Applicable Ownership Interests in Debentures” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract Agent” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of June 3, 2008, among the Company, The Bank of New York, as Purchase Contract Agent, and attorney-in-fact for Holders of the Purchase Contract, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.
     “Purchase Contract Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Put Price” has the meaning set forth in Section 8.05(a).
     “Put Right” has the meaning set forth in Section 8.05(a).
     “Quarterly Interest Payment Date” has the meaning set forth in Section 2.05(b)(i).

     “Quotation Agent” means any primary U.S. government securities dealer selected by the Company.
     “Redemption” means either an Optional Redemption or a Special Event Redemption.
     “Redemption Amount” means, for each Debenture, an amount equal to the product of the principal amount of such Debenture and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount; provided that in no event shall the Redemption Amount for any Debenture be less than the principal amount of such Debenture.
     “Redemption Date” means either the Optional Redemption Date or Special Event Redemption Date.
     “Redemption Price” means, for each Debenture, (i) in the event of a Special Event Redemption, the Redemption Amount and (ii) in the event of an Optional Redemption, the principal amount, in each case plus any accrued and unpaid interest on such Debenture to, but excluding, the applicable Redemption Date.
     “Regular Record Date” means, with respect to any Interest Payment Date for the Debentures, the fifteenth day of the calendar month preceding the calendar month in which such Interest Payment Date falls regardless of whether such day is a Business Day.
     “Remarketed Debentures” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate Debentures underlying the Pledged Applicable Ownership Interests in Debentures and the Separate Debentures, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in each case by 11:00 a.m., New York City time, in the case of an Optional Remarketing, or promptly after 5:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day prior to the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Debentures underlying the Pledged Applicable Ownership Interests in Debentures of the holders of Corporate Units who have not effected a Collateral Substitution, Early Settlement or a Fundamental Change Early Settlement prior to the second Business Day preceding such Applicable Remarketing Period, and, in the case of a Final Remarketing, holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period, and (b) the Separate Debentures of the holders of Separate Debentures, if any, who have elected to have their Separate Debentures remarketed in such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.
     “Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Agent(s)” means the nationally recognized investment banking firm(s) to be appointed by the Company, or any successor thereto or replacement Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.
     “Remarketing Agreement” means the Remarketing Agreement to be entered into among the Company and the Remarketing Agent(s) and The Bank of New York, as Purchase Contract Agent, substantially in the form attached to the Purchase Contract and Pledge Agreement as Exhibit P, as amended from time to time in accordance with its terms.
     “Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Price” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Remarketing Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Reset Rate” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Semiannual Interest Payment Date” has the meaning set forth in Section 2.05(b)(ii).

     “Separate Debentures” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Special Event” shall mean either a Tax Event or an Accounting Event.
     “Special Event Redemption” means a redemption effected in connection with and as a result of the occurrence of a Special Event pursuant to Section 3.01.
     “Special Event Redemption Date” has the meaning set forth in Section 3.01.
     “Successful Optional Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Successful Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Debentures, there is more than an insubstantial increase in the risk that interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Termination Event” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     “Treasury Portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount at maturity equal to the Applicable Principal Amount and with respect to each scheduled Interest Payment Date on the Debentures that occurs after the Special Event Redemption Date, to and including the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the Applicable Principal Amount of the Debentures on such date.
     “Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the Quotation Agent between 9:00 a.m. and 4:00 p.m., New York City time, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.
     “Treasury Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.
     The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” “Securities” and “Debentures” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this First Supplemental Indenture.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
     Section 2.01 Designation and Principal Amount. There is hereby authorized a series of Securities designated as 4.70% Debentures due 2041 limited in aggregate principal amount to $1,750,000,000 (up to $2,000,000,000 if the Underwriters exercise their over-allotment option in full); provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series. The Debentures may be issued from time to time upon written order of the Company for the authentication and delivery of Debentures pursuant to Section 303 of the Base Indenture.

     Section 2.02 Maturity. Unless a Special Event Redemption or an Optional Redemption occurs prior to the Maturity Date (defined below), the date upon which the Debentures shall become due and payable at final maturity, together with any accrued and unpaid interest, is, initially, June 1, 2041 (the “Maturity Date”).
     Section 2.03 Form, Payment and Appointment. Except as provided in Section 2.04, the Debentures shall be issued in fully registered, certificated form, bearing identical terms. Debentures corresponding to Applicable Ownership Interests in Debentures that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of and interest on the Debentures will be payable, the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Debenture will be made by wire transfer to the Depositary.
     No service charge shall be made for any registration of transfer or exchange of the Debentures, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Paying Agent and Security Registrar for the Debentures shall initially be the Trustee.
     The Debentures shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Debentures underlying the Pledged Applicable Ownership Interests in Debentures (other than any release of Debentures underlying Pledged Applicable Ownership Interests in Debentures in connection with (i) the creation of Treasury Units by Collateral Substitution, (ii) a Successful Remarketing, (iii) Fundamental Change Early Settlement, (iv) Early Settlement with separate cash or (v) Cash Settlement, in accordance with Section 3.13, Section 5.02, Section 5.03(b), Section 5.05, Section 5.08 or Section 5.03(a) of the Purchase Contract and Pledge Agreement, as the case may be), the Debentures shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof, and the Company shall issue Debentures in any such denominations if requested by the Purchase Contract Agent on behalf of any Holder or Beneficial Owner.
     Section 2.04 Global Debentures. Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Debenture”), and if issued as one or more Global Debentures, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. On the date on which the Debentures registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Debentures, registered in the name of the Depositary or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the recreation of Corporate Units or in any other case where the Collateral Agent releases Debentures underlying the Pledged Applicable Ownership Interests in Debentures, an appropriate annotation shall be made on the Schedule of Increases and Decreases in Debenture on the Global Debentures held by the Depositary. Debentures represented by the Global Debentures will be exchangeable for Debentures in certificated form only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debentures or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depositary within 90 days of that notice or of its becoming aware of such cessation or (y) upon recreation of Corporate Units; provided that the Debentures in certificated form so issued in exchange for the Global Debentures shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of the Global Debenture to be exchanged. Except as provided above, owners of beneficial interest in a Global Debenture will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Debenture is exchanged for Debentures in certificated form, Global Debentures may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Any Global Debenture that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Debentures in certificated form registered in such names as the Depositary shall direct.
     Section 2.05 Interest.
          (a) The Debentures will bear interest initially at the rate of 4.70% per year (the “Coupon Rate”) from and including June 3, 2008 to, but excluding, the Maturity Date, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Debentures, the Coupon Rate for all Debentures (regardless of whether such Debentures are Remarketed Debentures) will be reset by the Remarketing Agents to the Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 8.03. If the Coupon Rate is so reset, the Debentures will bear interest at the Reset Rate from and including the Remarketing Settlement Date to, but excluding, the Maturity Date. The Debentures shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Remarketing Settlement Date, in each case, compounded quarterly through the Remarketing Settlement Date and compounded semiannually thereafter.
          (b) (i) Prior to and, if such date falls on a Quarterly Interest Payment Date (defined below), on the Remarketing Settlement Date or, in the event no Successful Remarketing occurs, prior to and on the Purchase Contract Settlement Date, interest on the Debentures shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “Quarterly Interest Payment Date”), commencing September 1, 2008, to the Person in whose name the relevant Debentures are registered at the close of business on the Regular Record Date for such Interest Payment Date.
               (ii) After the Remarketing Settlement Date, if any, or, in the event no Successful Remarketing occurs, after the Purchase Contract Settlement Date, interest on the Debentures shall be payable semiannually in arrears on March 1 and September 1 of each year (each, a “Semiannual Interest Payment Date”), commencing September 1, 2011, to the Person in whose name the relevant Debentures are registered at the close of business on the Regular Record Date for such Interest Payment Date.
          (c) The amount of interest payable for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).
     Section 2.06 No Defeasance. Section 403 of the Base Indenture shall not apply to the Debentures.
     Section 2.07 No Sinking Fund or Repayment at Option of the Holder. The Debentures are not entitled to the benefit of any sinking fund and Article Twelve of the Base Indenture shall not apply to the Debentures.
     Section 2.08 Paying Agent. The Company initially appoints the Trustee as the Paying Agent for the Debentures.
ARTICLE III
REDEMPTION OF THE DEBENTURES
     Section 3.01 Special Event Redemption. If a Special Event shall occur and be continuing prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, the Company may, at its option, redeem the Debentures in whole, but not in part, on any Interest Payment Date, at a price per Debenture equal to the Redemption Price, payable on the date of redemption (the “Special Event Redemption Date”).
     In connection with any Special Event Redemption, in exchange for any Debentures surrendered for redemption on or after the relevant Special Event Redemption Date, the Trustee shall pay the Redemption Price (a) to the Collateral Agent, in the case of Debentures that underlie the Applicable Ownership Interests in Debentures included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Purchase Contract and Pledge Agreement, and (b) to the Holders of the Separate Debentures, in the case of Separate Debentures.
     Section 3.02 Optional Redemption. The Company may redeem the Debentures, in whole but not in part, on a date not earlier than June 1, 2013, at a price per Debenture equal to the Redemption Price, payable on the date of redemption (the “Optional Redemption Date”) to the Holder presenting such Debenture for redemption.
     The Company may at any time irrevocably waive its right to redeem the Debentures for any specified period (including the remaining term of the Debentures). The Company may not redeem the Debentures under this Section 3.02 if the Debentures have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Debentures for all Interest Periods terminating on or prior to the Redemption Date.
     Section 3.03 Notice of Redemption. Solely with respect to the Debentures, Section 1104 of the Base Indenture is hereby amended and supplemented by adding the following:
     In addition, the Company shall notify the Collateral Agent in writing that the Company intends to redeem the Debentures on the Redemption Date and, in the case of a Special Event Redemption, that a Special Event has occurred. If the Company elects to redeem the Debentures in connection with a Special Event Redemption, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury Portfolio Purchase Price.
     Section 3.04 Effect of Redemption. Notice of redemption having been given as provided for in Section 1104 of the Base Indenture, as amended and supplemented by this Supplemental Indenture, the Debentures shall become due and payable on the Redemption Date at the Redemption Price. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Debentures immediately prior to the close of business on the Redemption Date and (b) the Debentures shall no longer be outstanding and all rights of the Holders in respect of the Debentures shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Debentures but without interest on such Redemption Price). The redemption provisions of Sections 1105 and 1106 of the Base Indenture shall not apply to the Debentures.
     Section 3.05 Redemption Procedures. On or prior to the Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Debentures being redeemed. If the Company gives a notice of redemption with respect to the Debentures pursuant to Section 3.03 in connection with an Optional Redemption, and the Company has paid to the Trustee the Redemption Price of the Debentures to be redeemed, then, on the Redemption Date, the Trustee will irrevocably deposit such funds with the Depositary. The Company will also give the Depositary irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Holders of beneficial interests in the Global Debentures. If any Redemption Date is not a Business Day, then the Redemption Price will be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Debentures called for Redemption shall be payable to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Dates for the related Interest Payment Dates. If any Debentures called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price will, until paid, bear interest from the Redemption Date at the Coupon Rate or Reset Rate, as the case may be. In exchange for the unredeemed portion of such surrendered Debentures, new Debentures in an aggregate principal amount equal to the unredeemed portion will be issued.
     Section 3.06 No Other Redemption. Except as set forth in this Article III, the Debentures shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE IV
FORM OF DEBENTURE
     Section 4.01 Form of Debenture. The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Debentures (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE V
ORIGINAL ISSUE OF DEBENTURES
     Section 5.01 Original Issue of Debentures. Debentures in the aggregate principal amount of $1,750,000,000 (up to $2,000,000,000 if the Underwriters exercise their over-allotment option in full) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).
ARTICLE VI
SUPPLEMENTAL INDENTURES
     Section 6.01 Supplemental Indentures with Consent of Holders of Debentures. As set forth in Section 902 of the Base Indenture, with the consent of the Holders of a majority in the aggregate principal amount of Debentures affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, solely with respect to the Debentures, in addition to clauses (1) through (4) of Section 902 of the Base Indenture, no such indenture or supplemental indenture shall (a) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture, (b) modify the terms of the Put Right or (c) modify the interest rate reset or Remarketing provisions of the Debentures, without, in the case of each of the foregoing clauses (a), (b) and (c), the consent of the Holder of each Debenture affected.
     Section 6.02 Supplemental Indentures without Consent of Holders of Debentures. As set forth in Section 901 of the Base Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding certain provisions or changing certain provisions of the Base Indenture or this First Supplemental Indenture without the consent of the Holders of the Debentures. Solely with respect to the Debentures, in addition to clauses (1) through (9) of Section 901 of the Base Indenture, the Company and the Trustee may enter into a supplemental indenture to modify the terms of the Debentures (x) to cure any ambiguity or correct any inconsistency (provided that any amendment made solely to conform the provisions of this First Supplemental Indenture to the “Description of the Debentures” contained in the prospectus supplement related to the offering of the Corporate Units of which the Debentures form a part shall not be deemed to adversely affect the interests of the Holder of Debentures) and (y) in connection with the Remarketing, in each case to be effective on and after the Purchase Contract Settlement Date to provide for the Debentures to mature at any time earlier than June 1, 2041; provided that the Debentures may not mature earlier than June 1, 2013; provided further that in the case of clause (y) above, that notice of such modification of the terms must be provided to Holders and prospective purchasers of the Debentures prior to such time (which notice, if applicable, may be in the form of the prospectus used for the Remarketing of the Debentures delivered to the Holders of the Debentures).
ARTICLE VII
MISCELLANEOUS
     Section 7.01 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 7.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     Section 7.03 New York Law to Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7.04 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
ARTICLE VIII
REMARKETING
     Section 8.01 Remarketing Procedures.
          (a) Unless a Special Event Redemption, a Successful Optional Remarketing or a Termination Event has occurred prior to the Applicable Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Debentures. The Company will, not later than 15 days prior to the first day of the Applicable Remarketing Period, request that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Debentures, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Date or Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Debentures to participate in a Remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Debentures if such Holder wishes to exercise its Put Right or by a Holder if such Holder elects not to exercise its Put Right.
          (b) Each Holder of Separate Debentures may elect to have Separate Debentures held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate Debentures to the Custodial Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period (but no earlier than the Interest Payment Date immediately preceding such first day). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Sections 5.02 and 5.03 of the Purchase Contract and Pledge Agreement, by 11:00 a.m., New York City time, in the case of an Optional Remarketing, or promptly after 5:00 p.m., New York City time, in the case of a Final Remarketing, on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Debentures tendered for Remarketing. Pursuant and subject to Section 5.02 or 5.03 of the Purchase Contract and Pledge Agreement, Debentures that underlie Applicable Ownership Interests in Debentures included in Corporate Units will be deemed tendered for

Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.
          (c) The right of each Holder of Remarketed Debentures to have such Debentures remarketed and sold on any Remarketing Date shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Debentures at the Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers of the Remarketed Debentures deliver the purchase price therefor to the Remarketing Agent as and when required.
          (d) Neither the Trustee, the Company nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon tender of Debentures for remarketing.
     Section 8.02 Remarketing.
          (a) Unless a Special Event Redemption, a Termination Event or a Successful Optional Remarketing has occurred prior to the first day of any Optional Remarketing Period, on any Remarketing Date, if any, selected by the Company in accordance with the Remarketing Agreement for such Optional Remarketing Period, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket the Remarketed Debentures at the Remarketing Price. For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Optional Remarketing.
          (b) If the Company does not elect to conduct an Optional Remarketing, or if the Company elects to conduct an Optional Remarketing, but a Failed Optional Remarketing occurs, during the Final Remarketing Period, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Debentures at the Remarketing Price. It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.
     Section 8.03 Reset Rate.
          (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum).
          (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law.
          (c) In the event of a Failed Final Remarketing or if no Applicable Ownership Interests in Debentures are included in Corporate Units and none of the Holders of the Separate Debentures elect to have their Debentures remarketed in any Remarketing, the applicable interest rate on the Debentures will not be reset and will continue to be the Coupon Rate.
          (d) In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Remarketing Settlement Date to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement, and the Company shall issue a press release promptly after such Successful Remarketing containing such Reset Rate and publish such information on its website.
          (e) In the event of a Failed Optional Remarketing or a Failed Final Remarketing the Company shall issue a press release and cause a notice of any Failed Remarketing to be published on its website (with a copy of such notice to be provided to the Purchase Contract Agent) before 9:00 a.m. New York City time on the Business Day immediately following such Failed Optional Remarketing, or in the case of the Final Remarketing, 9:00 a.m. New York City time on May 27, 2011.
     Section 8.04 Failed Remarketing. If, by 4:00 p.m., New York City time, on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Debentures at the Remarketing Price pursuant to the terms and conditions hereof and of the Remarketing Agreement, or the Remarketing has not occurred because a condition precedent to the Remarketing has not been fulfilled, a Failed Remarketing shall be deemed to have occurred.
     Section 8.05 Put Right.
          (a) Subject to paragraph (b) hereof, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of Debentures will, subject to this Section 8.05, have the right (the “Put Right”) to require the Company to purchase such Debentures on the Purchase Contract Settlement Date, at a price per Debenture to be purchased equal to the principal amount of the applicable Debenture, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).
          (b) The Put Right of Holders of Applicable Ownership Interests in Debentures that are part of Corporate Units will be deemed to be automatically exercised unless such Holders (1) prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Collateral Agent $50 in cash per Purchase Contract, in each case pursuant to the terms and conditions of Section 5.03(b)(iii) of the Purchase Contract and Pledge Agreement with respect to such settlement, and such Holders shall be deemed to have elected to have a portion of the proceeds of the Put Right of the Debentures underlying such Applicable Ownership Interests in Debentures equal to the Purchase Price set-off against such Holders’ obligations to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the Purchase Contracts in full satisfaction of such Holders’ obligations under the Purchase Contracts, and any remaining amount of the Put Price following satisfaction of the related Purchase Contracts will be paid to such Holders.
          (c) The Put Right of a Holder of a Separate Debenture shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto, together with such Holder’s separate Debenture, to the Trustee by such Holder on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Debentures with respect to which a Holder has exercised a Put Right. In exchange for any Separate Debentures surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Debentures.
          (d) Debentures purchased pursuant to the Put Right shall be cancelled by the Trustee.
ARTICLE IX
ADDITIONAL EVENTS OF DEFAULT
     Section 9.01 Additional Events of Default. Solely with respect to the Debentures, in addition to the events listed as Events of Default in Section 501 of the Base Indenture, a default in the payment on the date payment is due of the Put Price of any Debentures following the exercise of the Put Right by any Holder of Debentures, unless the Debentures are a component of Corporate Units, in which case the Company’s obligation to pay the portion of the Put Price owing in respect of the principal of the Debentures so put will be netted against such Holder’s obligations to pay the purchase price under the related Purchase Contract on the Purchase Contract Settlement Date in full satisfaction of such Holder’s obligations under the Purchase Contracts, shall be an additional Event of Default with respect to the Debentures.
ARTICLE X
TAX TREATMENT
     Section 10.01 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Debenture, each Holder will be deemed to have agreed (1) to treat each beneficial owner of a Corporate Unit as the owner of the Applicable Ownership Interest in Debentures constituting a part of such Corporate Unit for U.S. federal income tax purposes and (2) to treat the Debentures as indebtedness for U.S. federal income tax purposes, which is not subject to the contingent payment debt regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

ARCHER-DANIELS-MIDLAND COMPANY

By:	/s/ Steven R. Mills

Name: Steven R. Mills
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ L. O'Brien

Name: L. O'Brien
Title: Vice President

EXHIBIT A
[IF THIS DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT:]
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS DEBENTURE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARCHER-DANIELS-MIDLAND COMPANY
4.70% Debenture due 2041

  CUSIP No.: 039483 AZ5
  ISIN NUMBER: US039483AZ52

No.	$[ ]
     Archer-Daniels-Midland Company, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [               ], or registered assigns, [the principal sum of               DOLLARS] [the principal sum as set forth in the Schedule of Increases or Decreases in Debenture attached hereto, which amount shall not exceed $         (or $        if the Underwriters exercise their over-allotment in full)],* on June 1, 2041 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the original issuance date or the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “Quarterly Interest Payment Date”), commencing September 1, 2008, at the rate of 4.70% per annum (the “Coupon Rate”) to and excluding the Purchase Contract Settlement Date or, if earlier, the Remarketing Settlement Date, and thereafter semiannually in arrears on March 1 and September 1 of each year (each, a “Semiannual Interest Payment Date”), commencing September 1, 2011, at the Reset Rate, or if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, at the Coupon Rate, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment. The Debentures shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Remarketing Settlement Date, in each case, compounded quarterly to and excluding the Purchase Contract Settlement Date or, if earlier, the Remarketing Settlement Date, and compounded semiannually thereafter. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture (as such

*	Insert in Global Debentures and Debentures that are part of Corporate Units.

term is defined on the reverse of this Debenture) and the Remarketing Agreement. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Regular Record Date for such Interest Payment Date.
     Except as set forth above, payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the security register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Debenture will be made by wire transfer to the Depositary.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	ARCHER-DANIELS-MIDLAND COMPANY

By
Its Vice President and Treasurer

Attest
[Seal]		Assistant Secretary
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein and referred to
in the within-mentioned Indenture.
THE BANK OF NEW YORK
as Trustee

By
Authorized Signatory

REVERSE OF DEBENTURE
     This Debenture is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of September 20, 2006, between the Company and The Bank of New York (as a successor to JPMorgan Chase Bank, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of June 3, 2008, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,750,000,000 (up to $2,000,000,000 if the Underwriters exercise their over-allotment option in full); provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series.
     All terms used in this Debenture that are defined in the Indenture shall have the meaning assigned to them in the Indenture.
     If a Special Event shall occur and be continuing prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, the Company may, at its option, redeem the Securities of this series in whole, but not in part, on any Interest Payment Date, at a price per Debenture equal to the Redemption Price as set forth in the Indenture. In addition, the Company may redeem the Debentures, in whole but not in part, on a date not earlier than June 1, 2013, at a price per Debenture equal to the Redemption Price, as set forth in the Indenture. Except as set forth in this paragraph and in Article III of the First Supplemental Indenture, the Company may not redeem the Debentures at its option prior to the Maturity Date.
     Pursuant to Section 8.05 of the First Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of Debentures will have the right (the “Put Right”) to require the Company to purchase such Debentures on the Purchase Contract Settlement Date, in the case of Separate Debentures upon a notice to the Trustee on or prior to the second Business Day prior to the Purchase Contract Settlement Date, at a price per Debenture equal to the principal amount of the applicable Debenture, plus accrued and unpaid interest to, but excluding the Purchase Contract Settlement date (the “Put Price”).
     The Debentures are not entitled to the benefit of any sinking fund and will not be subject to defeasance or covenant defeasance under Section 403 of the Base Indenture.
     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture or the First Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
     Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided in Section 2.03 of the First Supplemental Indenture.

     Except as provided in Section 2.04 of the First Supplemental Indenture, the Debentures shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Debentures will be payable, the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.
     No service charge shall be made for any registration of transfer or exchange of the Debentures, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     Pursuant to Section 2.04 of the First Supplemental Indenture, Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued as Global Debentures. Except as otherwise provided in the Indenture, or except upon recreation of Corporate Units or in any other case where the Collateral Agent releases Debentures underlying the Pledged Applicable Ownership Interests in Debentures, Debentures represented by Global Debentures will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. Unless and until such Global Debentures are exchanged for Debentures in certificated form, Global Debentures may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
     Prior to due presentment of this Debenture for registration of transfer, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company agrees, and by acceptance of a Corporate Unit or a Separate Debenture, each Holder will be deemed to have agreed (1) to treat each beneficial owner of a Corporate Unit as the owner of the Applicable Ownership Interest in Debentures constituting a part of such Corporate Unit for U.S. federal income tax purposes and (2) to treat the Debentures as indebtedness for U.S. federal income tax purposes, which is not subject to the contingent payment debt regulations.
     THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.
Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Debenture)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN DEBENTURE*
The initial principal amount of this Debenture is $[      ]. The following increases or decreases in a part of this Debenture have been made:

	Amount of	Amount of	Principal amount of
	decrease in	increase in	this Debenture
	principal	principal	following	Signature of
	amount of this	amount of this	such decrease	authorized signatory
Date	Debenture	Debenture	(or increase)	of Trustee

*	Insert in Global Debentures and Debentures that are part of Corporate Units.

EXHIBIT B
PUT NOTICE

TO:	ARCHER-DANIELS-MIDLAND COMPANY
THE BANK OF NEW YORK, AS TRUSTEE
Please refer to the Indenture, dated as of September 20, 2006, between Archer-Daniels-Midland Company (the “Company”) and The Bank of New York (as a successor to JPMorgan Chase Bank, N.A.), as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 3, 2008, between the Company and the Trustee (such Indenture as amended and supplemented, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
The undersigned registered Holder of the Debenture designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Debenture, in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Debenture, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date. The Debentures shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature:
NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.
Debenture Certificate Number (if applicable):
Principal Amount:
Social Security or Other Taxpayer Identification Number:
DTC Account Number (if applicable):
Name of Account Party (if applicable):
PAYMENT INSTRUCTIONS: The purchase price of the Debenture should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)